Exhibit 99.1

Altra Reports Fourth-Quarter 2018 Results

Addition of Automation & Specialty Platform (“A&S Business”) Drives 110% Year-Over-Year Increase
in Q4 Sales to $469.2 Million

A&S Integration Advancing Exceptionally Well

Cash Flow from Operations Enabled Debt Paydown of $25 Million Since Addition of the A&S Business

Company Provides Full Year 2019 Guidance

BRAINTREE, Mass., Feb. 21, 2019 (GLOBE NEWSWIRE) -- Altra Industrial Motion Corp. (Nasdaq: AIMC) (“Altra” or “Company”), a leading global manufacturer and supplier of electromechanical power transmission, motion control and automation products, today announced unaudited financial results for the fourth quarter ended December 31, 2018. In the fourth quarter, Altra and Fortive Corporation (“Fortive”) consummated the previously announced combination of Altra with four operating companies from Fortive’s Automation & Specialty platform (the “A&S business”). Except where otherwise noted, financial results for the fourth quarter of 2018 include the A&S business whereas financial results for the prior year period do not include financial results of Altra and the A&S business on a combined pro forma basis.

Financial Highlights

•

Fourth-quarter 2018 net sales were $469.2 million an increase of 110% compared to prior year period.  Organic sales growth was 5.5% for the combined business, on an unaudited pro forma basis, compared with the fourth quarter of 2017. *

•

Fourth-quarter net income was a loss of $5.0 million, or a loss of $0.08 per diluted share, compared with net income of $12.4 million, or $0.43 per diluted share, in the fourth quarter of 2017. The loss in the fourth-quarter was primarily driven by costs related to the acquisition of the A&S business. Non-GAAP net income in the fourth quarter of 2018 was $42.1 million, or $0.65 per diluted share, up 22.6% when compared with $15.5 million, or $0.53 per diluted share, in the fourth quarter of 2017. *

•	Non-GAAP adjusted EBITDA in the fourth quarter of 2018 was $95.3 million, or 20.3% of net sales, compared with $31.8 million, or 14.2% of net sales, in last year's fourth quarter. *
•

Gross profit margin in the fourth quarter of 2018 was 32.3% and operating income margin was 3.9%. Fourth quarter Non-GAAP gross profit margin was 35.4% and Non-GAAP operating income margin was 16.8%. *

•

Cash flow from operations for the full year 2018 of $116.7 million led to free cash flow of $79.2 million, up 65% compared with $47.8 million for 2017. Free cash flow conversion in 2018 was greater than 200% of net income. *

•	The Company commenced the reporting of financial results in two segments; Automation & Specialty (“A&S”) and Power Transmission Technologies (“PTT”).

Strategic Highlights

•	Integration of the A&S business and Altra advancing on track with tactical tasks essentially complete and minimal customer disruption.
•	On track to achieve $10 million to $12 million of synergies in 2019 and deliver a total of $52 million of synergies by the fourth year following consummation of the acquisition of the A&S business.
•

Advanced strategic priority to expediently de-lever company with the pay down of $25 million of debt since closing. Leverage at the end of 2018 was 3.9x net debt to Non-GAAP adjusted EBITDA on an unaudited pro-forma basis. *

Management Comments

“2018 was a transformational year for Altra as we completed the A&S business acquisition, creating a $1.9 billion premier industrial company,” Carl Christenson, Altra’s Chairman and CEO, said. “Today, we are solidly positioned with an expanded portfolio of technologies, increased exposure to end markets with attractive secular trends, a proven world class business system, and strong free cash flow generation.”

“We ended the year with a strong fourth quarter that, for the first time, reflects the profile of the new Altra,” added Christenson. “Fourth-quarter revenues of $469.2 million were more than double the prior-year quarter.  Operationally, our performance came in at the high end of our expectations and we delivered solid margins across the board with Non-GAAP gross profit margin of 35.4%, Non-GAAP income from operations of 16.8%, and Non-GAAP adjusted EBITDA margin of 20%.” *

“Since completing the A&S business transaction on October first, the integration of the A&S business and Altra has advanced exceptionally well,” said Christenson. “We have substantially completed the tactical integration of the two businesses, our sales teams have begun to collaborate to plan for cross-selling opportunities, and the two corporate cultures have merged extremely well.”

“Looking forward, our strategic priorities are to continue to capitalize on our strong cash generation to de-lever while implementing best practices from our world class business systems across the organization to accelerate top- and bottom-line growth. We are excited about the new growth markets that we have entered and remain encouraged by the ongoing strength in several of our historic markets. We expect to deliver continued sales, earnings and free cash flow growth in 2019,” concluded Christenson.

Business Outlook

Altra is providing guidance for full year 2019. The Company expects:

•	Full-year 2019 sales are expected to be $1,920 - $1,950 million.
•	GAAP diluted EPS in the range of $2.10 to $2.18.
•	Non-GAAP diluted EPS in the range of $3.02 to $3.18. *
•	Non-GAAP adjusted EBITDA in the range of $415 to $430 million. *
•

Tax rate for the full year to be approximately 25% to 26.5% before discrete items, capital expenditures in the range of $60 to $65 million, and depreciation and amortization in the range of $130 to $140 million.

Reconciliations of Non-GAAP Disclosures

*Reconciliation of Non-GAAP Net Income:

(Amounts in thousands except per share information)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$(4,980)	$12,440	$35,341	$51,427

Restructuring and consolidation costs	$2,330	$367	$4,449	$4,143
Loss on write-off of deferred financing and extinguishment of convertible debt	1,247	-	1,247	1,797
Acquisition related stock compensation expense	1,955	-	1,955	-
Amortization of inventory fair value adjustment	14,221	-	14,221	2,347
Loss on partial settlement of pension plan	-	1,720	5,086	1,720
Acquisition related expenses	24,293	491	36,165	2,165
Acquisition related amortization expense	17,898	2,375	25,194	9,514
Supplier warranty settlement	-	-	(1,980)	-
Tax impact of above adjustments	(14,867)	(1,471)	(15,227)	(6,437)
Revaluation of U.S. net deferred taxes	-	(7,818)	-	(7,818)
Tax on foreign earnings deemed to be repatriated	-	7,374	-	7,374
Non-GAAP net income*	$42,097	$15,478	$106,451	$66,232
Non-GAAP diluted earnings per share*	$0.65	$0.53	$2.86	$2.28

*Reconciliation of Free Cash Flow:

(Amounts in thousands except per share information)

	Year Ended December 31,
	2018	2017
Net cash flows from operating activities	$116,714	$80,581
Purchase of property, plant and equipment	(37,531)	(32,826)
Free cash flow*	$79,183	$47,755

*Reconciliation of Non-GAAP Operating Income Margin:

(Amounts in thousands except per share information)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Income from operations	$18,211	$20,623	$86,677	$82,707
Income from operations as a percent of net sales	3.9%	9.2%	7.4%	9.4%

Restructuring and consolidation costs	$2,330	$367	$4,449	$4,143
Acquisition related stock compensation expense	1,955	-	1,955	-
Amortization of inventory fair value adjustment	14,221	-	14,221	2,347
Supplier warranty settlement	-	-	(1,980)	-
Acquisition related amortization expense	17,898	2,375	25,194	9,514
Acquisition related expenses	24,293	491	36,165	2,165
Non-GAAP income from operations*	78,908	23,856	166,681	100,876
Non-GAAP Income from operations as a percent of net sales	16.8%	10.7%	14.2%	11.5%

*Reconciliation of Net Debt:

(Amounts in thousands except per share information)

Quarter Ended December 31, 2018
Total debt	$1,734,016
Cash	(168,957)
Net debt	$1,565,059

*Reconciliation of  Non-GAAP adjusted EBITDA:

(Amounts in thousands except per share information)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$(4,980)	$12,440	$35,341	$51,427

Asset impairment and other, net	(234)	760	263	965
Tax expense	(579)	3,977	16,407	19,700
Interest expense	22,744	2,163	28,601	7,710
Depreciation expense	14,097	6,747	34,832	26,511
Acquisition related amortization expense	17,898	2,375	25,194	9,514
Loss on write-off of deferred financing and extinguishment of convertible debt	1,247	-	1,247	1,797
Acquisition related expenses	24,293	491	36,165	2,165
Loss on partial settlement of pension plans	-	1,720	5,086	1,720
Stock compensation expense	4,300	731	8,130	5,274
Amortization of fair value of inventory	14,221	-	14,221	2,347
Supplier warranty settlement	-	-	(1,980)	-
Restructuring and consolidation expense	2,330	367	4,449	4,143
Non-GAAP adjusted EBITDA	$95,337	$31,771	$207,956	$133,273

Estimated A&S Non-GAAP adjusted EBITDA for the first three quarters of 2018			$197,727
Proforma Combined Non-GAAP EBITDA			$405,683

*Reconciliation of 2019 Non-GAAP Diluted EPS:

(Amounts in thousands except per share information)

	Fiscal Year 2019	Fiscal Year 2019 Diluted EPS
Net income per share diluted	$135.8 - $141.1	$2.10 - $2.18
Restructuring and consolidation costs	5.0 - 7.0
Acquisition related stock compensation expense	4.9
Acquisition related amortization expense	70.0 - 75.0
Tax impact of above adjustments**	(20.6) - (22.4)
Non-GAAP Diluted EPS Guidance	$195.2 - $205.7	$3.02 - $3.18
(1) Adjustments are pre-tax, with net tax impact listed separately
(2) Tax impact is calculated by multiplying the estimated effective tax rate for the period of 25.8% by the above items

*Reconciliation of 2019 Non-GAAP adjusted EBITDA:

(Amounts in thousands except per share information)

Fiscal Year 2019
Net income per share diluted	$135.8 - $141.1
Interest expense	80.0 - 77.5
Tax expense	47.3 - 47.5
Depreciation expense	60.0 - 65.0
Acquisition related amortization expense	70.0 - 75.0
Stock based compensation	16.9
Restructuring and consolidation costs	5.0 - 7.0
Non-GAAP adjusted EBITDA Guidance	$415.0 - $430.0

Conference Call

The Company will conduct an investor conference call to discuss its unaudited fourth quarter and full year 2018 financial results and 2019 business outlook on Thursday, February 21, 2019 at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access and asking to participate in the Altra conference call. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call on February 21, 2019 through midnight on March 7, 2019. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID # 13687178). A webcast replay also will be available.

Consolidated Balance Sheets	Years Ended December 31,
In Thousands of Dollars	2018	2017
Assets:
Current Assets
Cash and cash equivalents	$168,957	$51,994
Trade receivables, net	259,815	135,499
Inventories	231,172	145,611
Income tax receivable	9,592	6,634
Prepaid expenses and other current assets	33,095	17,344
Assets held for sale	696	1,081
Total current assets	703,327	358,163
Property, plant and equipment, net	364,433	191,918
Intangible assets, net	1,585,728	159,613
Goodwill	1,663,068	206,040
Deferred income taxes	4,955	2,608
Other non-current assets, net	15,903	2,315
Total assets	$4,337,414	$920,657

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$186,748	$68,014
Accrued payroll	56,979	32,091
Accruals and other current liabilities	68,653	32,921
Income tax payable	8,269	9,082
Current portion of long-term debt	17,188	384
Total current liabilities	337,837	142,492
Long-term debt, less current portion and net of unaccreted discount	1,690,898	275,587
Deferred income taxes	393,762	52,250
Pension liabilities	31,976	25,038
Long-term taxes payable	4,839	6,322
Other long-term liabilities	29,906	22,263
Total stockholders' equity	1,848,196	396,705
Total liabilities, and stockholders' equity	$4,337,414	$920,657

Reconciliation to operating working capital:
Trade receivables, net	259,815	135,499
Inventories	231,172	145,611
Accounts payable	(186,748)	(68,014)
Non-GAAP operating working capital*	$304,239	$213,096

Consolidated Statements of Income Data:	Quarter Ended December 31,				Year Ended December 31,
In Thousands of Dollars, except per share amounts	2018		2017		2018		2017
	(Unaudited)				(Unaudited)
Net sales	$469,151		$223,322		$1,175,342		$876,737
Cost of sales	317,461		154,852		799,231		600,961
Gross profit	$151,690		$68,470		$376,111		$275,776
Gross profit as a percent of net sales	32.3%		30.7%		32.0%		31.5%
Selling, general & administrative expenses	116,537		41,480		251,909		164,492
Research and development expenses	14,612		6,000		33,076		24,434
Restructuring and consolidation costs	2,330		367		4,449		4,143
Income from operations	$18,211		$20,623		$86,677		$82,707
Income from operations as a percent of net sales	3.9%		9.2%		7.4%		9.4%
Loss on partial settlement of pension plan	-		1,720		5,086		1,720
Interest expense, net	22,744		2,163		28,601		7,710
Loss on write-off of deferred financing and extinguishment of convertible debt	1,247		-		1,247		1,797
Other non-operating expense (income), net	(221)		323		(5)		353
Income before income taxes	$(5,559)		$16,417		$51,748		$71,127
Provision/(Benefit) for income taxes	(579)		3,977		16,407		19,700
Income tax rate	10.4%		24.2%		31.7%		27.7%
Net income	(4,980)		12,440		35,341		51,427

Weighted Average common shares outstanding:
Basic	64,018		29,011		37,868		28,949
Diluted - includes impact of convertible debt redemptions	64,419		29,120		38,380		29,064
Net income per share:
Basic	$(0.08)		$0.43		$1.27		$1.78
Diluted	$(0.08)		$0.43		$1.26		$1.77

Reconciliation of Non-GAAP Gross Profit:
Gross profit	$151,690		$68,470		$376,111		$275,776
Amortization of inventory fair value adjustment	14,221		-		14,221		2,347
Non-GAAP gross profit	$165,911		$68,470		$390,332		$278,123
	35.4%		30.7%		33.2%		31.7%

Reconciliation of Non-GAAP Income From Operations:
Income from operations	$18,211		$20,623		$86,677		$82,707
Restructuring and consolidation costs	2,330		367		4,449		4,143
Acquisition related stock compensation expense	1,955		-		1,955		-
Amortization of inventory fair value adjustment	14,221		-		14,221		2,347
Supplier warranty settlement	-		-		(1,980)		-
Acquisition related amortization expense	17,898		2,375		25,194		9,514
Acquisition related expenses	24,293		491		36,165		2,165
Non-GAAP income from operations *	$78,908		$23,856		$166,681		$100,876
	16.8%		10.7%		14.2%		11.5%
Reconciliation of Non-GAAP Net Income:	`
Net income	$(4,980)		$12,440		$35,341		$51,427
Restructuring and consolidation costs	2,330		367		4,449		4,143
Loss on write-off of deferred financing and extinguishment of convertible debt	1,247		-		1,247		1,797
Acquisition related stock compensation expense	1,955		-		1,955		-
Amortization of inventory fair value adjustment	14,221		-		14,221		2,347
Loss on partial settlement of pension plan	-		1,720		5,086		1,720
Acquisition related expenses	24,293		491		36,165		2,165
Acquisition related amortization expense	17,898		2,375		25,194		9,514
Supplier warranty settlement	-		-		(1,980)		-
Tax impact of above adjustments	(14,867)		(1,471)		(15,227)		(6,437)
Revaluation of U.S. net deferred taxes	-		(7,818)		-		(7,818)
Tax on foreign earnings deemed to be repatriated	-		7,374		-		7,374
Non-GAAP net income *	$42,097		$15,478		$106,451		$66,232
Non-GAAP diluted earnings per share *	$0.65	(1)	$0.53	(2)	$2.86	(3)	$2.28	(4)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.0% by the above items.

(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.7% by the above items.

(3) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 24.0%. The tax impact for acquisition costs that are not tax deductible has been eliminated. The supplier warranty settlement income is not taxable in the local jurisdiction; therefore no tax impact has been assumed.

(4) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.7% by the above items

	Years Ended December 31,
	2018	2017
Cash flows from operating activities
Net income	$35,341	$51,427
Adjustments to reconcile net income to net cash flows:
Depreciation	34,832	26,511
Amortization of intangible assets	25,194	9,514
Amortization of deferred financing costs	1,146	599
Amortization of inventory fair value adjustment	14,221	2,347
Accretion of debt discount, net	119	—
Loss on disposals and impairments and other	263	965
Loss on extinguishment of debt	1,247	1,797
Loss on partial settlement of pension plans	5,086	1,720
Gain on settlement of cross currency swap	(941)	—
(Benefit) provision for deferred taxes	(9,880)	(8,012)
Stock based compensation	8,130	5,274
Changes in assets and liabilities:
Trade receivables	1,527	(8,103)
Inventories	(14,012)	(2,379)
Accounts payable and accrued liabilities	24,684	(2,994)
Other current assets and liabilities	(9,436)	(3,178)
Other operating assets and liabilities	(807)	5,093
Net cash provided by operating activities	116,714	80,581
Cash flows from investing activities
Purchase of property, plant and equipment	(37,531)	(32,826)
Proceeds from sale of property	—	3,221
Acquisition of Stromag, net of cash received of $8.8 million	—	2,883
Acquisition of Aluminium Die Casting, net of cash acquired	(2,663)	—
Acquisition of Automation and Specialty, net of cash acquired	(949,185)	—
Net cash used in investing activities	(989,379)	(26,722)
Cash flows from financing activities
Payments of debt issuance costs	(33,213)	—
Payments on term loan facility	(20,000)	—
Payments on Revolving Credit Facility	(281,613)	(79,536)
Dividend payments	(19,960)	(18,259)
Cash paid for redemption of convertible debt	—	(954)
Borrowing under term loan facility	1,340,000	—
Borrowing under Revolving Credit Facility	19,000	27,958
Payments of equipment, working capital notes, mortgages and other debt	(932)	(1,168)
Proceeds from equipment, working capital notes, mortgages and other debt	—	—
Shares surrendered for tax withholding	(3,036)	(2,089)
Altra Industrial Motion BV swap termination	(14,000)	—
Purchases of common stock under share repurchase program	—	—
Net cash (used)/provided in financing activities	986,246	(74,048)
Effect of exchange rate changes on cash and cash equivalents	3,382	3,065
Net change in cash and cash equivalents	116,963	(17,124)
Cash and cash equivalents at beginning of year	51,994	69,118
Cash and cash equivalents at end of period	$168,957	$51,994

Reconciliation to free cash flow:
Net cash flows from operating activities	116,714	80,581
Purchase of property, plant and equipment	(37,531)	(32,826)
Free cash flow *	$79,183	$47,755

Selected Segment Data	Quarter Ended December 31,		Year Ended December 31,
In Thousands of Dollars, except per share amount	2018	2017	2018	2017
Net Sales:
Power Transmission Technologies	228,788	223,322	935,019	876,737
Automation & Specialty	241,710	-	241,710	-
Inter-segment eliminations	(1,347)	-	(1,387)	-
Total	$469,151	$223,322	$1,175,342	$876,737

Income from operations:
Power Transmission Technologies	26,283	24,498	115,644	99,574
Automation & Specialty	41,918	-	41,918	-
Corporate	(33,439)	(3,508)	(52,215)	(10,377)
Restructuring and consolidation costs	(2,330)	(367)	(4,449)	(4,143)
Amortization of inventory fair value adjustment	(14,221)	-	(14,221)	(2,347)
Total	$18,211	$20,623	$86,677	$82,707

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp. is a premier industrial, global manufacturer and supplier of electromechanical power transmission, motion control and automation products, including highly engineered power transmission, motion control and engine braking systems and components. Altra's portfolio consists of 27 well-respected brands including Bauer Gear Motor, Boston Gear, Jacobs Vehicle Systems, Kollmorgen, Portescap, Stromag, Svendborg Brakes, TB Wood's, Thomson and Warner Electric. Headquartered in Braintree, Massachusetts, Altra has approximately 9,300 employees and over 50 production facilities in 16 countries around the world.

* Discussion of Non-GAAP Financial Measures

The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis.  We believe that these financial measures are appropriate to enhance the overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. We believe that these measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations as well as insight into the compliance with our debt covenants.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Organic Sales

Organic sales in this release excludes the impact of foreign currency translation.

Non-GAAP Net Income, Non-GAAP income from operations, and Non-GAAP Diluted earnings per share

Non-GAAP net income, non-GAAP income from operations and non-GAAP diluted earnings per share exclude acquisition related amortization, acquisition related costs, restructuring costs and other income or charges that management does not consider to be directly related to the Company’s core operating performance.  Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP operating income margin is calculated by dividing Non-GAAP income from operations by GAAP Net Sales.

Non-GAAP gross profit

Non-GAAP gross profit excludes amortization of inventory fair value adjustment and other income or charges that management does not consider to be directly related to the Company’s core operating performance.  Non-GAAP gross profit margin is calculated by dividing Non-GAAP gross profit by GAAP Net Sales.

Non-GAAP adjusted EBITDA

Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, acquisition related costs, restructuring costs, stock-based compensation and other income or charges that management does not consider to be directly related to the Company’s core operating performance.

Non-GAAP Free cash flow

Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities.

Non-GAAP operating working capital

Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Net Debt

Net debt is calculated by subtracting cash from total debt.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the statements under “Business Outlook,” our expectations regarding our tax rate, our expectations regarding our of the A&S business and the impact of the A&S business on our overall business, including, the amount and timing of the expected synergies from the integration, our expectations regarding strong cash generation, our ability to de-lever our business, our expectations regarding growth opportunities and our ability to drive growth, our expectations regarding our ability to serve our customers and deliver value for our shareholders, our expectations regarding the strength of the markets, and the Company’s guidance for full year 2019.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in political and economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, and the effects of tariffs and other trade actions taken by the United States and other countries, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage, (19) risks associated with restrictions contained in the agreements governing the Notes and the Altra Credit Facilities, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg, Stromag, and A&S acquisitions and integration and other acquisitions, (24) risks associated with certain minimum purchase agreements we have with suppliers, (25) risks related to our relationships with strategic partners, (26) our ability to offset increased commodity and labor costs with increased prices, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with our exposure to renewable energy markets, (30) risks related to regulations regarding conflict minerals, (31) risks related to restructuring and plant consolidations, (32) risks related to our acquisition of A&S, including (a) the possibility that we may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected time-frames or at all and to successfully integrate A&S, (b) expected or targeted future financial and operating performance and results, (c) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintain relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (d) our ability to retain key executives and employees, (e) slowdowns or downturns in economic conditions generally and in the markets in which the A&S businesses participate specifically, (f) lower than expected investments and capital expenditures in equipment that utilizes components produced by us or A&S, (g) lower than expected demand for our or A&S’s repair and replacement businesses, (h) our ability to successfully integrate the merged assets and the associated technology and achieve operational efficiencies, (i) the integration of A&S being more difficult, time-consuming or costly than expected, (j) the inability to undertake certain corporate actions that otherwise could be advantageous to comply with certain tax covenants, (k) potential unknown liabilities and unforeseen expenses related to the acquisition and (l) the impact on our internal controls and compliance with the regulatory requirements under the Sarbanes-Oxley Act of 2002, (33) the risk associated with the UK vote to leave the European Union, (34) Altra’s ability to achieve the efficiencies, savings and other benefits anticipated from its cost reduction, margin improvement, restructuring, plant consolidation and other business optimization initiatives, (35) the risks associated with transitioning from LIBOR to a replacement alternative reference rate, and (36) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra does not intend to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

christian.storch@altramotion.com